[Logo of American Express Company]

                                    1999
                               Third Quarter
                            Earnings Supplement














The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Third Quarter 1999 Earnings Release.



-------------------------------------------------------------------------------
This summary contains certain forward-looking statements, each indicated by an asterisk (*), which are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company's financial and other goals, are set forth on pages 32-34 of the Company's 1998 10-K Annual Report on file with the Securities and
Exchange Commission.
--------------------------------------------------------------------------------

                          AMERICAN EXPRESS COMPANY
                             THIRD QUARTER 1999
                                 HIGHLIGHTS

o Diluted EPS growth of 14%, the net revenue increase of 12% (11% on a gross revenue basis), and ROE of 25% again met our financial targets.


o Solid performance was recorded in a number of key areas. Compared with the third quarter of 1998:
     - Worldwide billed business rose 13% as strong "everyday spend" by consumers and small business results offset the loss of $3.5B of annual charge volume associated with the U.S. government account, which was cancelled effective 11/30/98, continued weakness in certain international economies, and general tightening by corporations of T&E expenditures;

     - Worldwide lending balances of $22.4B on a managed asset basis were up 34%;

     - Worldwide cards in force rose 2.3MM, or 5% (excluding the effect of the cancellation of the U.S. Government account). In the third quarter alone, 900K cards were added; and

     -   AEFA assets owned, managed and administered of $228B were 21% higher.

o American Express expanded its products and services during the quarter as it:
     - Launched "Blue" in the U.S., a new credit card designed to expand the Company's revolving credit business and attract new customers by combining financial, online shopping and security benefits.

     - Announced that American Express became the first and only of the three big card companies welcomed at Costco warehouse clubs in the U.S. The agreement also includes plans for two new cobranded cards, one for consumers and one for small businesses, to be introduced in November.

     - Expanded the Membership Rewards program to include two new program levels that offer Cardmembers a greater selection of customized travel and retail benefits.

     - Unveiled plans to offer a new enhanced card for small business owners in Japan.

     -   Announced network agreements with Corp Banca and Banco Santiago in
         Chile.

     - Entered into a strategic marketing alliance in the U.S. with Ticketmaster in which American Express becomes the "card of choice" for all Ticketmaster consumer transactions at retail locations, by phone and online.

     - Signed an agreement that gives AEFA customers access to more than 2,000 of the mutual funds available through Charles Schwab's mutual fund marketplace.

     - Launched the Goldman Sachs Variable Annuity which is issued and serviced by AEFA and distributed through Goldman's third-party broker-dealers nationwide and AEFA's advisor force.

o    Internet business initiatives included:
     - The launch of Membership B@nking, a direct bank that provides consumers with high value products, competitive rates, quality customer service and the convenience of banking through the internet, telephone, ATM or mail.

     - The announcement of American Express Brokerage, a service that combines innovative online investing and financial planning tools with access to a financial advisor and attractive online pricing, including free equity trades for account holders who maintain minimum balances.

     - The inclusion of a smart chip on Blue cards which will provide an added level of security for internet purchases when used in conjunction with the American Express Online Wallet to be available in November.

     - The expansion of our portfolio of electronic commerce alliances to help corporations and suppliers accelerate the adoption of online purchasing. Clarus, Extensity, Sun-Netscape Alliance and Trilogy agreed to integrate the American Express Purchasing Card into their systems, bringing to ten the number of such agreements.

     - The formation of a strategic alliance with GetThere.com which includes the development of a customized version of GetThere.com's ITN Global Manager to be fully integrated into AXP's U.S. corporate travel operations and into American Express @Work, our recently announced desktop portal for corporate expense management.

     - An investment in edocs, a leading provider of internet billing and statementing software.

o Additional progress was made in broadening relationships with existing AXP customers as:
     -   Spending and lending balances per cardmember continued to increase;

     - Approximately 30% of new AEFA clients were again obtained from the cardmember base; and

     - AEFA manufactured certificates sold by AEB to its international clients grew.



                          AMERICAN EXPRESS COMPANY
                        THIRD QUARTER 1999 OVERVIEW
                                CONSOLIDATED


(millions, except per share amounts)                                  Quarter Ended                        Percentage
                                                                      September 30,                        Inc/(Dec)
                                                        ------------------------------------------      -----------------
                                                                   1999          1998
                                                                   ----          ----
CONSOLIDATED REVENUES:

      Gross                                                      $5,311          $4,787                        11%
                                                                 ======         =======
      Net                                                        $4,879          $4,342                        12%
                                                                 ======         =======

NET INCOME:                                                        $648            $574                        13%
                                                                   ====            ====

EPS:
       Basic                                                      $1.45           $1.27                        14%
                                                                  =====           =====

       Diluted                                                    $1.42           $1.25                        14%
                                                                  =====           =====

o CONSOLIDATED REVENUES: Growth reflects the benefits of an increase in cards in force, strong card spending, larger loan balances, higher managed assets, and greater insurance premiums.

o CONSOLIDATED EXPENSES: Rose due to greater marketing and promotion costs, larger provisions for losses, and higher human resource and operating expenses.

     - In conformity with new accounting guidelines, the Company capitalized software costs (net of amortization) of $68MM, principally in TRS and AEFA, which would have been expensed under our previous policy. This reduction in cost was offset by higher investment spending and, therefore, had no material effect on net income.

o SHARE REPURCHASES: 2.4MM shares were purchased in 3Q `99; since the inception of repurchase programs in September, 1994, 104.4MM shares have been acquired.

                                                                                     Millions of Shares
                                                                 -----------------------------------------------------------
     -   AVERAGE SHARES:                                      3Q `99               2Q `99            3Q `98
                                                              ------               ------            ------
         Basic                                                446.0                447.4              451.6
                                                              =====                =====              ======
         Diluted                                              456.4                457.1              459.6
                                                              =====                =====              ======

     -   ACTUAL SHARES:

         Shares outstanding - beginning of period             449.0                450.0              456.8
         Repurchase of common shares                           (2.4)                (2.4)              (5.0)

         Employee benefit plans, compensation
           and other                                            1.0                  1.4                0.5
                                                              -----                -----              ------
         Shares outstanding - end of period                   447.6                449.0              452.3
                                                              =====                =====              ======



                            CORPORATE AND OTHER

o The 3Q `99 net expense was $43MM compared with $42MM in 3Q `98 and $45MM in 2Q `99.

                          AMERICAN EXPRESS COMPANY
                        THIRD QUARTER 1999 OVERVIEW
                          TRAVEL RELATED SERVICES

(preliminary)                Statement of Income
                      (unaudited, managed asset basis)

                                                                        Quarter Ended                        Percentage
(Dollars in millions)                                                   September 30,                        Inc/(Dec)
                                                            ---------------------------------------      -------------------
                                                                      1999                    1998
                                                                      ----                    ----
Net revenues:

     Discount revenue                                               $1,700                  $1,522                12%
     Net card fees                                                     399                     395                 1
     Travel commissions and fees                                       448                     441                 1
     Other revenues                                                    730                     562                30
     Lending:
          Finance charge revenue                                       747                     636                17
          Interest expense                                             246                     209                17
                                                                     -----                   -----
               Net finance charge revenue                              501                     427                18
                                                                     -----                   -----
          Total net revenues                                         3,778                   3,347                13
                                                                     -----                   -----
Expenses:
     Marketing and promotion                                           340                     310                 9
     Provision for losses and claims:
          Charge card                                                  247                     224                11
          Lending                                                      312                     263                19
          Other                                                         10                      17               (40)
                                                                     -----                   -----
               Total                                                   569                     504                13
                                                                     -----                   -----
     Charge card interest expense                                      259                     262                (1)
     Human resources                                                   968                     924                 5
     Other operating expenses                                        1,010                     793                28
                                                                     -----                   -----
          Total expenses                                             3,146                   2,793                13
                                                                     -----                   -----
Pretax income                                                          632                     554                14
Income tax provision                                                   219                     192                14
                                                                     -----                   -----
Net income                                                            $413                    $362                14
                                                                     =====                   =====

Note: Unless indicated otherwise, the following discussion addresses trends within the above "managed asset basis" Statement of Income. The "GAAP" Statement of Income is also included in the Company's Earnings Release.

o Revenues benefited from increased cards in force, higher worldwide billed business, growth in cardmember loans outstanding and to a lesser extent acquisitions within our Travel, Tax and Business Services and ATM businesses.

o The higher expenses reflect increased provision, human resource and operating costs, due to business growth and acquisitions, and larger marketing and promotion expenditures. Overall expense growth was mitigated by slightly lower interest costs.

o Under Statement of Financial Accounting Standards No. 125, which prescribes the accounting for securitizations, TRS recognized a pre-tax gain of $55MM ($36MM after-tax) in 3Q `99 related to the securitization of $1.5B of U.S. Lending receivables. This gain, as well as the previously discussed software capitalization benefits, were invested in Marketing and Promotion related to card acquisition, internet activities and other business building initiatives and, therefore, had no material impact on net income or total expenses.

     For purposes of the above "managed asset basis" Statement of Income, which presents TRS' results as if there had been no securitizations, such gain (reported as a $31MM reduction in the Lending Provision for Losses, and increases in Other Revenue and Lending Interest Expense) and corresponding growth in Marketing and Promotion and Other Operating Expenses have been eliminated.

o    The pre-tax margin was 16.7% in 3Q `99 versus 16.5% last year.

o    The effective tax rate was 35% in 3Q `99, 3Q `98 and 2Q `99.

                          AMERICAN EXPRESS COMPANY
                        THIRD QUARTER 1999 OVERVIEW
                      TRAVEL RELATED SERVICES (Cont'd)

o DISCOUNT REVENUE: Stronger billed business and a slightly higher discount rate yielded a 12% increase in discount revenue.

      - The average discount rate was 2.73% in 3Q `99 and 2Q `99 compared with 2.72% in 3Q `98.
         -- Merchant pressure on discount rates is always present, but we believe the AXP value proposition is strong. However, changes in the mix of business (e.g., growing acceptance at supermarkets, discounters, etc.), the continued shift to electronic data capture, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.*


                                                                             Quarter Ended                  Percentage
                                                                             September 30,                   Inc/(Dec)
                                                                   ----------------------------------    ------------------
                                                                           1999               1998
                                                                           ----               ----
    Card billed business (billions):
         United States                                                    $47.1              $41.5                13%
         Outside the United States                                         17.0               15.2                12
                                                                          -----              -----
         Total                                                            $64.1              $56.7                13
                                                                          =====              =====

    Cards in force (millions):
         United States                                                     29.2               29.5                (1)%
         Outside the United States                                         15.6               14.6                 7
                                                                           ----               ----
         Total                                                             44.8               44.1                 2
                                                                           ====               ====

    Basic cards in force (millions):
         United States                                                     22.9               23.3                (2)%
         Outside the United States                                         12.0               11.3                 6
                                                                           ----               ----
         Total                                                             34.9               34.6                 1
                                                                           ====               ====

    Spending per basic card in force (dollars) (a):
         United States                                                   $2,069             $1,780                16%
         Outside the United States                                       $1,613             $1,519                 6
         Total                                                           $1,935             $1,704                14

         (a) Proprietary card activity only.

      -  BILLED BUSINESS: Higher spending per basic cardmember worldwide
         (due in part to increased merchant coverage and the benefits of rewards programs) more than offset the effect of the loss of $3.5B of annual charge volume associated with the U.S. government account, cancelled effective 11/30/98, and resulted in a 13% increase in billed business. Overall, corporate spending growth in the U.S. and Europe continued to be tempered by tighter policies regarding T&E expenditures and increased business fare competition.
         -- U.S. spending per basic card in force increased 16% reflecting strong growth in the consumer and small business areas and the U.S. government account cancellation.
         -- Excluding the U.S. government account, U.S. billed business grew 16% and spending per basic card in force was up 11%.
         --  Excluding foreign exchange translation:
             -   Total billed business outside the U.S. rose approximately
                 11% on double digit growth in Canada and the Asia/Pacific region; volumes in Latin America rose slightly. As in the U.S., robust consumer-related activities in Europe continued to be moderated by weaker corporate spending growth.
             - Spending per proprietary basic card in force outside the U.S. rose 5%.
         -- Network partnership volumes sustained their strong growth trend. -- Retail and "everyday spend" categories continue to contribute strongly to worldwide business growth.
         -- Airline related volume rose slightly as the average airline charge was up nominally and transaction volume decreased modestly.
      - CARDS IN FORCE worldwide rose 2% versus last year despite the cancellation of 1.6MM U.S. government cards, effective
         11/30/98, as strong growth outside the U.S. continued and 1.3MM cards were added in the U.S. since 3/99.
         -- Excluding the U.S. government account, cards in force rose 5% worldwide and in the U.S.
         -- The improvement in U.S. card acquisitions during the past two quarters reflects more proactive consumer charge card, consumer lending and small business services activities. This is consistent with a strategy shift late last year geared towards reenergizing our acquisition programs while maintaining the focus on expanding existing relationships.

                          AMERICAN EXPRESS COMPANY
                        THIRD QUARTER 1999 OVERVIEW
                      TRAVEL RELATED SERVICES (Cont'd)


o NET CARD FEES: Rose slightly as new cards in force were added and the mix evolved. The average fee per card in force of $38 in 3Q `99 compared with $37 in 3Q `98 and $38 in 2Q `99.


o TRAVEL COMMISSIONS AND FEES: Were up 1% on 7% growth in travel sales, which were helped by recent acquisitions. The declining revenue earned per dollar of sales (8.1% in 3Q `99 versus 8.6% in 3Q `98) reflects continued efforts by airlines to reduce distribution costs and by corporate clients to contain travel and entertainment expenses.


o OTHER REVENUES: Increased 30% principally due to Tax and Business Services and ATM acquisitions and growth, higher lending and membership rewards fees, and greater foreign exchange conversion revenues.


o NET FINANCE CHARGE REVENUE: Rose 18% on 34% growth in worldwide lending balances and lower net interest yields.

      - The yield on the U.S. portfolio declined to 8.5% in 3Q `99 versus 9.6% in 3Q `98 and 9.3% in 2Q `99 as a higher proportion of the portfolio was on introductory-rates and the mix of products evolved.


o MARKETING AND PROMOTION EXPENSES: Increased by 20% on a GAAP basis on expanded card acquisition and media advertising activities. On a "Managed Asset" Statement of Income basis, marketing and promotion expenses were 9% higher reflecting the elimination of expenses corresponding to the SFAS 125 gain.


o CHARGE CARD INTEREST EXPENSE: Declined 1% as higher billed business volumes versus last year were more than offset by a lower worldwide cost of funds.


o HUMAN RESOURCE EXPENSES: Increased 5% versus last year as a result of a higher average number of employees and merit increases, partially offset by reduced contract programmer costs for technology related projects.

      - The employee count at 9/99 of 71,800 was up approximately 4,100 versus last year and 300 versus 2Q `99 primarily due to the effect of acquisitions, increased global technology business demands and greater business volumes.


o OTHER OPERATING EXPENSES: Rose 30% on a GAAP basis on higher costs related to business growth, cardmember loyalty programs, acquisitions, professional fees for the outsourcing of certain collection activities and various business building initiatives. On a "Managed Asset" Statement of Income basis, other operating expenses were 28% higher reflecting the elimination of expenses corresponding to the SFAS 125 gain.

                          AMERICAN EXPRESS COMPANY
                        THIRD QUARTER 1999 OVERVIEW
                      TRAVEL RELATED SERVICES (Cont'd)


o     CREDIT QUALITY:

      - Charge card and lending credit indicators remained stable in the quarter.

      - The provision for losses for charge card products was 11% above last year on higher volumes.

      - The lending provision for losses rose 19% versus 3Q `98, as 34% growth in outstanding loans was partially offset by improved credit quality.

      - Reserve coverage ratios at more than 100% of past due balances were strong, both absolutely and compared with key industry competitors.

      -  WORLDWIDE CHARGE CARD:

         -- The write-off rate remained near its historical low while the past due rate improved versus 2Q `99 and 3Q `98.

                                                                                  9/99             6/99             9/98
                                                                         --------------     ------------    -------------
             Loss ratio, net of recoveries                                       0.41%            0.39%            0.48%
             90 days past due as a % of receivables                               2.5%             2.6%             2.7%

         --  Reserve coverage of past due accounts remained strong.

                                                                                  9/99             6/99             9/98
                                                                         --------------    -------------    -------------
             Reserves (MM)                                                       $907           $932              $961
             % of receivables                                                     3.6%           3.8%             4.1%
             % of past due accounts                                               144%           148%             151%

      -  U.S. LENDING:

         -- The write-off rate improved while the past due rate rose slightly versus 2Q `99.

                                                                                 9/99            6/99              9/98
                                                                         -------------     -----------     -------------
             Write-off rate, net of recoveries                                   4.7%            5.3%              6.4%
             30 days past due as a % of loans                                    2.8%            2.7%              3.2%

         -- The cardmember lending reserve increased and coverage of past due accounts remained strong.

                                                                                 9/99            6/99              9/98
                                                                         -------------    ------------     -------------
           Reserves (MM)                                                       $636            $602              $579
           % of total loans                                                     3.1%            3.3%              3.8%
           % of past due accounts                                               111%            124%              118%




                          AMERICAN EXPRESS COMPANY
                        THIRD QUARTER 1999 OVERVIEW
                    AMERICAN EXPRESS FINANCIAL ADVISORS


(Preliminary)                 Statement of Income
                                (unaudited)

(Millions)                                                           Quarter Ended                        Percentage
                                                                     September 30,                        Inc/(Dec)
                                                        ----------------------------------------      -------------------
                                                                    1999                   1998
                                                                    ----                   ----
Revenues:

     Investment income                                              $566                   $573                  (1)%
     Management and distribution fees                                578                    476                  22
     Other revenues                                                  224                    198                  13
                                                                   -----                  -----
          Total revenues                                           1,368                  1,247                  10
     Provision for losses and benefits:
          Annuities                                                  251                    280                 (10)
          Insurance                                                  135                    122                  10
          Investment certificates                                     46                     43                   6
                                                                   -----                  -----
               Total                                                 432                    445                  (3)
                                                                   -----                  -----
          Total net revenues                                         936                    802                  17
                                                                   -----                  -----
Expenses:
     Human resources                                                 456                    384                  19
     Other operating expenses                                        130                    110                  18
                                                                   -----                  -----
          Total expenses                                             586                    494                  18
                                                                   -----                  -----
Pretax income                                                        350                    308                  14
Income tax provision                                                 110                     97                  14
                                                                   -----                  -----
Net income                                                          $240                   $211                  14
                                                                   =====                  =====

o    Net revenue growth of 17% resulted from:

     - Increased management fees from larger managed asset levels;
     - Greater distribution fees from mutual fund sales, asset levels and Securities America activities;
     - Higher Other Revenues from insurance premiums and financial planning and advice services; and
     - Improved spreads on annuity, insurance and certificate products.

o Margin trends reflect higher investment spending on items such as: (i) the development of the future advisor platform infrastructure, (ii) the evolution of our online transaction and third party distribution capabilities, and (iii) new product development. Core operating expense growth was well controlled.

o    Securities America, acquired 3/98, is included in both periods.

o    The effective tax rate was 31%, even with last quarter and last year.

o    ASSETS OWNED, MANAGED AND ADMINISTERED:

                                                                                                         Percentage
     (billions)                                                       September 30,                      Inc/(Dec)
                                                            ----------------------------------         ---------------
                                                                  1999                 1998
                                                                  ----                 ----
     Assets owned (excluding separate accounts)                  $38.1                 $37.0                   3%
     Separate account assets                                      28.9                  23.0                  26
     Assets managed                                              141.2                 117.3                  20
     Assets administered                                          19.3                  11.2                  72
                                                                ------                ------
                    Total                                       $227.5                $188.5                  21
                                                                ======                ======

o    INVESTMENT INCOME:

     - Gross investment income decreased 1% due to a lower average yield on invested assets and a decrease in the value of options hedging outstanding stock market certificates.
     - Average invested assets of $32.0B (excluding unrealized depreciation) were up 4% versus $30.7B in 3Q `98 on renewed client interest in spread based products.
     -   The average yield was 7.4% versus 7.7% in 3Q `98.
     - Insurance, annuity and certificate spreads were up versus last year. Compared to last quarter, insurance and annuity spreads were down; certificates were up.

                         AMERICAN EXPRESS COMPANY
                        THIRD QUARTER 1999 OVERVIEW
                AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

o    ASSET QUALITY remains strong.

     - Non-performing assets relative to invested assets were 0.2% and were 93% covered by reserves.
     - The SFAS No. 115 related mark-to-market depreciation on the portfolio (reported in assets pre-tax) was ($490MM) at 9/99 versus appreciation of $625MM at 9/98 and depreciation of ($217MM) at 6/99.
     - Unrealized appreciation on securities held to maturity was $89MM compared with $941MM at 9/98 and $167MM at 6/99.

o MANAGEMENT AND DISTRIBUTION FEES: The increase of 22% was due to higher average assets under management, distribution fees from greater mutual fund sales and asset levels, larger fees from Securities America activities and higher brokerage fees from substantially increased retail trading activities.

     -  ASSETS MANAGED:

                                                                                                             Percentage
       (billions)                                                              September 30,                 Inc/(Dec)
                                                                       ------------------------------     -----------------
                                                                               1999              1998
                                                                               ----              ----
       Assets managed for individuals                                         $92.9             $76.8              21%
       Assets managed for institutions                                         48.3              40.5              19
       Separate account assets                                                 28.9              23.0              26
                                                                             -----             ------
                      Total                                                  $170.1            $140.3              21
                                                                             ======            ======

        -- The growth in managed assets since 3Q `98 resulted from $23.0B of market appreciation and $6.8B of net new money.

        -- The $6.2B decline in managed assets since 6/99 resulted from $1.5B of net new money within advisor and other distribution channels, offset by market depreciation of $6.2B and the loss of client assets within the institutional advisory business.

o    PRODUCT SALES:

     - Total advisor cash sales from all products were up 17% over 3Q `98 as somewhat slower mutual fund sales growth was more than offset by strengthening annuity and insurance sales and a continuation of strong certificate sales.
     - Mutual fund sales increased 9% on double digit growth in money market and equity fund sales; sales of bond funds declined. Rear- and no-load categories showed improvement; front-load funds were down slightly.
        -- Redemption rates continued to be approximately 50% of the industry level.
     - Annuity sales were up 47%, as both fixed and variable annuity sales were strong.
     -   Sales of insurance products increased 32%.
     - Certificate sales were also very strong reflecting the rapid growth of certificates sold to clients outside the U.S. through a joint venture between AEFA and AEB and strength in advisor sales.
     - Product sales generated through plans and advice services were 68% of total sales in 3Q `99 and 65% in 3Q `98.

o OTHER REVENUES: Were up 13% as a result of greater fees from financial planning and advice services and higher life and property-casualty insurance premiums.

     - Financial planning and advice services fees of $22.3MM rose 43% versus 3Q `98.

o PROVISIONS FOR LOSSES AND BENEFITS: Lower annuity product provisions resulted from both a smaller fixed annuity inforce level and a reduced accrual rate. Insurance provisions rose reflecting a larger inforce level and higher claims in the life insurance business lines. Certificate provisions increased as a higher inforce level was partially offset by the impact of depreciation in the S&P 500 on the stock market certificate product and a lower accrual rate.

                          AMERICAN EXPRESS COMPANY
                        THIRD QUARTER 1999 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)


o HUMAN RESOURCES: Expenses were up 19% because of larger field force compensation-related expenses due to growth in sales and asset levels, as well as higher home office expenses reflecting growth in the client services organization and contract programmer costs for technology-related initiatives.

     - Beginning in the first quarter of 1999, we have reported contract programmer costs, which AEFA traditionally included in "Other Operating Expenses", in "Human Resources Expense" for consistency with our other business unit reporting. Prior year amounts have been reclassified to reflect this change.


     - BRANDED ADVISOR FORCE: 9,472 at 9/99; +540 advisors, or 6%, versus 9/98 and up 125 advisors versus 6/99.

       -- We continue to be optimistic about advisors in the pipeline as applicant activity remained strong.*

       --  The veteran advisor retention rates remain at record levels.

       --  Advisor productivity improved.

       -- The number of clients and accounts per client were up 5% and 2%, respectively, versus 3Q `98. Client retention continued in excess of 95%.


     - TOTAL ADVISOR FORCE: 10,631 at 9/99; +571 advisors, or 6%, versus 9/98 and up 142 advisors versus 6/99.


o OTHER OPERATING EXPENSES: The 18% increase reflects costs related to higher business volumes, the development of the new advisor platforms, new product development, the evolution of our online transaction and third party distribution capabilities, initiatives in Japan, and greater rent and equipment support costs for new advisors.



                          AMERICAN EXPRESS COMPANY
                        THIRD QUARTER 1999 OVERVIEW
                   AMERICAN EXPRESS BANK/TRAVELERS CHEQUE


(Preliminary)                  Statement of Income
-------------                  -------------------
                                   (unaudited)

(Millions)                                                   Quarter Ended                       Percentage
                                                              September 30,                        Inc/(Dec)
                                                   -----------------------------------      ----------------------
                                                        1999                1998
                                                        ----                ----
Net revenues:
     Interest income                                    $181                $217                     (16)%
     Interest expense                                    106                 143                     (26)
                                                       -----               -----
           Net interest income                            75                  74                       2
     TC investment income                                 91                  88                       4
     Foreign exchange income                              17                  30                     (43)
     Commissions, fees and other revenues                 78                  63                      23
                                                        -----              -----
          Total net revenues                             261                 255                       3
                                                        -----              -----
Expenses:
     Human resources                                      86                  83                       3
     Other operating expenses                            159                 140                      13
     Provision for losses                                 12                  12                       5
                                                        -----              -----
          Total expenses                                 257                 235                       9
                                                        -----              -----
Pretax income                                              4                  20                     (79)
Income tax benefit                                       (34)                (23)                     44
                                                        -----              -----
Net income                                               $38                 $43                     (13)
                                                        =====              =====

o Revenues rose 3% as higher commissions, fees and other revenues were partially offset by lower foreign exchange income. AEB's two individual oriented businesses, Private Banking and Personal Financial Services ("PFS"), continued to grow in the quarter as assets managed and loans increased.

     - Net interest income at AEB was up 2% versus last year as the effects of a lower loan portfolio were offset by last year's reversal of accrued interest on loans transferred to non-performing status in Indonesia.

     - TC investment income increased 4% as a result of a slightly higher investment pool, flat yields and benefits related to the valuation of low income housing investments.

     - Foreign exchange income declined substantially on currency stabilization in key markets.

     - Commissions, fees and other revenues increased 23% reflecting miscellaneous gains, trading activities and revenues from the individual oriented businesses.

o Human resources expense rose 3% and other operating expenses increased 13% from costs related to business building initiatives within Private Banking, consumer banking and travelers cheque, as well as costs incurred as AEB rationalizes certain country activities.

o    AEB remained "well capitalized".

                                       9/99               6/99              9/98            Well-Capitalized
                                  ----------------    -------------    ---------------    ---------------------
     Tier 1                              9.9%              9.8%             9.4%                  6.0%
     Total                              12.1%             12.1%            12.2%                 10.0%
     Leverage Ratio                      5.5%              5.7%             5.6%                  5.0%

                          AMERICAN EXPRESS COMPANY
                        THIRD QUARTER 1999 OVERVIEW
              AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (Cont'd)

o    EXPOSURES

     - AEB's loans outstanding declined to $5.1B at 9/99 versus $6.1B at 9/98 and $5.2B at 6/99. The reduction since 9/98 resulted from a $1.1B decrease in corporate and correspondent bank loans and a $350MM increase in consumer and private banking loans (before the effect of asset sales and securitizations). Since 6/99, corporate and correspondent bank loans were $230MM lower and consumer and private banking loans were up $70MM after the securitization of approximately $44MM of loans during the quarter.

     - In addition to the loan portfolio, there are other banking activities, such as forward contracts, various contingencies and market placements, which added approximately $7.7B to the credit exposures at 9/99 and 9/98, compared with $7.6B at 6/99.

       ($ in billions)                                                           9/30/99
                                                    -------------------------------------------------------------------
                                                                                   Net
                                                                               Guarantees                                  6/30/99
                                                                FX and             and                      Total           Total
       Country                                       Loans    Derivatives      Contingents   Other(1)    Exposure(2)     Exposure(2)
       -------                                       -----    -----------      -----------    -----       --------        --------

       Hong Kong                                      $0.6            -             $0.2      $0.1           $0.8          $0.9
       Indonesia                                       0.2            -                -       0.1            0.4           0.4
       Singapore                                       0.4            -              0.1       0.1            0.6           0.5
       Korea                                           0.2            -                -       0.2            0.4           0.4
       Taiwan                                          0.3            -              0.1         -            0.4           0.5
       China                                             -            -                -         -              -             -
       Japan                                             -            -                -         -            0.1           0.1
       Thailand                                          -            -                -         -              -             -
       Other                                             -            -                -       0.1            0.1           0.2
                                                      ----         ----             ----      ----           ----          ----
           Total Asia/Pacific Region (2)               1.8         $0.1              0.5       0.6            2.9           3.2
                                                      ----         ----             ----      ----           ----          ----

       Chile                                           0.2            -                -       0.1            0.3           0.4
       Brazil                                          0.3            -                -       0.1            0.3           0.3
       Mexico                                          0.1            -                -         -            0.1           0.1
       Peru                                              -            -                -         -              -           0.1
       Argentina                                       0.1            -                -         -            0.1           0.1
       Other                                           0.2            -              0.1       0.1            0.4           0.4
                                                      ----         ----             ----      ----           ----          ----
           Total Latin America (2)                     0.8            -              0.1       0.3            1.3           1.3
                                                      ----         ----             ----      ----           ----          ----

       India                                           0.3            -              0.1       0.3            0.7           0.8
       Pakistan                                        0.1            -                -       0.2            0.3           0.2
       Other                                           0.1            -              0.1       0.1            0.2           0.2
                                                      ----         ----             ----      ----           ----          ----
           Total Subcontinent (2)                      0.4            -              0.2       0.6            1.2           1.2
                                                      ----         ----             ----      ----           ----          ----

       Egypt                                           0.3            -                -       0.2            0.6           0.7
       Other                                           0.2            -              0.1         -            0.2           0.3
                                                      ----         ----             ----      ----           ----          ----
           Total Middle East and Africa (2)            0.5            -              0.1       0.2            0.8           0.9
                                                      ----         ----             ----      ----           ----          ----
           Total Europe (2) (3)                        1.4          0.1              0.7       2.4            4.6           4.3

           Total North America (2)                     0.2            -              0.2       1.5            1.9           1.8
                                                      ----         ----             ----      ----           ----          ----
       Total Worldwide (2)                            $5.1         $0.2             $1.8      $5.6          $12.8         $12.8
                                                      ====         ====             ====      ====           ====          ====

     (1) Includes cash, placements and securities.
     (2) Individual items may not add to totals due to rounding.
     (3) Total exposures at 9/30/99 and 6/30/99 include $15MM of exposures to Russia.

         Note: Includes cross-border and local exposure and does not net local funding or liabilities against any local exposure.

                          AMERICAN EXPRESS COMPANY
                        THIRD QUARTER 1999 OVERVIEW
              AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (Cont'd)


o Total non-performing loans for AEB of $181MM were down from $239MM at 9/98 and $210MM at 6/99. The decline versus last year and last quarter reflects write-offs, primarily in Indonesia.

o Other non-performing assets at AEB of $40MM at 9/99, primarily foreign exchange and derivatives contracts, decreased from $92MM at 9/98 and $55MM at 6/99. The decline versus last year and last quarter primarily reflects write-offs in Indonesia, as anticipated within the 1Q `98 provision.

o AEB's total reserves at 9/99 were $204MM compared with $348MM at 9/98 and $249MM at 6/99 and are allocated as follows:

     (millions)                                           9/99           6/99            9/98
                                                     ----------    -----------     -----------

     Loans                                                $179           $216            $279
     Other Assets, primarily derivatives                    23             32              66
     Other Liabilities                                       2              1               3
                                                          ----           ----            ----
          Total                                           $204           $249            $348
                                                          ====           ====            ====

     - The decline versus 6/99 and 9/98 reflects the write-offs cited above.

o Management formally reviews the loan portfolio and evaluates credit risk throughout the year. This evaluation takes into consideration the financial condition of the borrowers, fair market value of collateral, status of delinquencies, historical loss experience, industry trends, and the impact of current economic conditions. As of September 30, 1999 management believes the loss reserve is appropriate.